                                                                  EXHIBIT 10.7




                               A G R E E M E N T




                                    Between



                             THE LOCKFORMER COMPANY


                                      And



                          DISTRICT LODGE NO. 8 OF THE
                          INTERNATIONAL ASSOCIATION OF
                       MACHINISTS AND AEROSPACE WORKERS,
                                    AFL-CIO





                                January 29, 1995

                                                                    EXHIBIT 10.7

                             TABLE OF CONTENTS



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ARTICLE 1      -    RECOGNITION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2      -    MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 3      -    MODIFIED UNION SHOP AND CHECK-OFF   . . . . . . . . . . . . . . . . . . . . . . . . .  1

         Section 3.01        -    Modified Union Shop . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Section 3.02        -    Check-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 4      -    HOURS OF WORK AND OVERTIME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

         Section 4.01        -    Normal Workweek . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 4.02        -    Hours of Work; Number of Shifts . . . . . . . . . . . . . . . . . . . .  2
         Section 4.03        -    Overtime Rates; Exceptions; No Pyramiding . . . . . . . . . . . . . . .  2
         Section 4.04        -    Division of Overtime  . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Section 4.05        -    Reporting Pay   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Section 4.06        -    Call Back Pay . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 5      -    WAGES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

         Section 5.01        -    Wage Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Section 5.02        -    Shift Premium . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Section 5.03        -    Paid Lunch  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Section 5.04        -    Wage Progression  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Section 5.05        -    Credit Union  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE 6      -    HOLIDAYS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

         Section 6.01        -    Holidays Recognized; Eligibility for Holiday Pay  . . . . . . . . . . .  5
         Section 6.02        -    Observance of Holidays during Vacation and
                                  of Floating Holiday . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Section 6.03        -    Worked Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Section 6.04        -    Holiday Observance During Illness Leave . . . . . . . . . . . . . . . .  5

ARTICLE 7      -    VACATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

         Section 7.01        -    Eligibility; Amount . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         Section 7.02        -    Vacation Scheduling . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         Section 7.03        -    Laid-off Employees' Vacation Pay  . . . . . . . . . . . . . . . . . . .  6

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                                                                   EXHIBIT 10.7

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ARTICLE 8      -    SENIORITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

         Section 8.01        -    Definition; Ability Requirement . . . . . . . . . . . . . . . . . . . .  7
         Section 8.02        -    Probationary Period . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 8.03        -    Loss of Seniority . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 8.04        -    Layoffs; Recalls  . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 8.05        -    Emergency Layoffs . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 8.06        -    Transfer Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                                  (a) Layoff conditions . . . . . . . . . . . . . . . . . . . . . . . . .  7
                                  (b) Other conditions  . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 8.07        -    Filling Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 8.08        -    Shift Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Section 8.09        -    Seniority Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Section 8.10        -    Leaves of Absence . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Section 8.11        -    Stewards Seniority  . . . . . . . . . . . . . . . . . . . . . . . . . . 10


ARTICLE 9      -    GRIEVANCE PROCEDURE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

         Section 9.01        -    Processing of Grievances  . . . . . . . . . . . . . . . . . . . . . . . 10
         Section 9.02        -    Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                                  (a) Matters subject to arbitration  . . . . . . . . . . . . . . . . . . 11
                                  (b) Selection of an arbitrator  . . . . . . . . . . . . . . . . . . . . 11
                                  (c) Effect of award; limits upon arbitrator's authority . . . . . . . . 11
         Section 9.03        -    Time Limits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Section 9.04        -    Representatives Designated  . . . . . . . . . . . . . . . . . . . . . . 12
         Section 9.05        -    Presentation of Grievances; Discussions . . . . . . . . . . . . . . . . 12

ARTICLE 10     -    NO STRIKE - NO LOCKOUT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 11     -    MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

         Section 11.01       -    Safety and Health . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         Section 11.02       -    Bulletin Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 11.03       -    Incentive Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 11.04       -    Jury Duty Leave . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 11.05       -    Funeral Leave . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 11.06       -    Late Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

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ARTICLE 12     -    MEDICAL INDEMNITY PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

         Section 12.01       -    Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 12.02       -    Payment of Premiums . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 12.03       -    National Health Insurance . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 13     -    PENSIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

         Section 13.01       -    Continuation of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . 15
         Section 13.02       -    Retiree Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE 14     -    DURATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15


SCHEDULE A     -    Wage Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
SCHEDULE B     -    Medical Indemnity Plan Modifications  . . . . . . . . . . . . . . . . . . . . . . . . 17
SCHEDULE C     -    Monthly Benefits Under Pension Plan   . . . . . . . . . . . . . . . . . . . . . . . . 21
SCHEDULE D     -    401(K) Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
                    ESOP Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

LETTER OF UNDERSTANDING RE:  Payroll Deduction for Zenith Federal Credit Union  . . . . . . . . . . . . . 23
LETTERS OF UNDERSTANDING RE:  Miscellaneous Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . 25


                                                                    EXHIBIT 10.7


                           A  G  R  E  E  M  E  N  T

This Agreement is entered into this 29th day of January, 1995, by and between THE LOCKFORMER COMPANY of 711 Ogden Avenue, Lisle, Illinois, hereinafter referred to as the "Company", and District Lodge No. 8 of the INTERNATIONAL ASSOCIATION OF MACHINISTS AND AEROSPACE WORKERS, AFL-CIO, hereinafter referred to as the "Union".

                            ARTICLE 1:  RECOGNITION
The Company recognizes the Union as the sole collective bargaining agent with respect to wages, hours and working conditions of all production and maintenance employees, excluding professional employees, guards and supervisors as defined in the Act.

                             ARTICLE 2:  MANAGEMENT
The Management of the plant and the direction of the working forces, including the right to hire, promote, demote, transfer, suspend or discharge employees for proper cause, or to release employees because of lack of work, or for other legitimate reasons, or the right to introduce new or improved methods or facilities, or to change existing production methods, and to manage the properties in the traditional manner, is vested entirely in the Company, provided that nothing herein shall be used in a manner inconsistent with any other provisions of this Agreement.

                 ARTICLE 3:  MODIFIED UNION SHOP AND CHECK-OFF

SECTION 3.01.  MODIFIED UNION SHOP.
Employees who are members of the Union in good standing as of the date of the execution of this Agreement, and all employees, who become members after said date, shall as a condition of continued employment, maintain their membership in the Union in good standing as to the payment of uniform initiation fees and dues for the duration of this Agreement.


All new employees hired after the date of this Agreement must, after thirty
(30) days of employment, become and similarly remain members of the Union for the duration of this Agreement.

SECTION 3.02.  CHECK-OFF.
During the life of this Agreement, the Company will deduct from the wages due any employee who is a member of the Union such initiation fees and dues as may be uniformly assessed by the Union, provided such employee furnished the Company with a written assignment authorizing such deductions. The assignment shall include the following: "This authorization shall be irrevocable for the period of one (1) year or until the termination of the current collective bargaining Agreement between The Lockformer Company and the above-mentioned Union, whichever occurs sooner, and I direct that this authorization shall be automatically renewed and shall be irrevocable for successive periods of one
(1) year each or for the period of each succeeding collective bargaining agreement between the said parties,

                                                                    EXHIBIT 10.7

whichever shall be shorter, unless written notice is given by me to the Company and the Union within fifteen (15) days prior to the expiration of each period of one (1) year or of each collective bargaining agreement between said parties, whichever occurs sooner.
Dated______________________________           Signature______________________
                 Address_______________________________
                        _______________________________

Such deductions will be made from the wages due on the first payday of each month, and will be promptly remitted to the Financial Secretary or other designated officer of District No. 8, International Association of Machinists and Aerospace Workers, AFL-CIO.

                     ARTICLE 4:  HOURS OF WORK AND OVERTIME
SECTION 4.01.  NORMAL WORKWEEK.
The normal workweek shall consist of forty (40) hours per week, eight (8) hours per day, five (5) days a week, from Monday through Friday inclusive, provided, however, that this does not constitute a guarantee by the Company of any hours of work per day or per week, except as otherwise may be provided in this Agreement.

SECTION 4.02.  HOURS OF WORK; NUMBER OF SHIFTS.
The Company will advise the Union of any intent to change the hours or number of shifts existing as of the date of this Agreement.

SECTION 4.03.  OVERTIME RATES; EXCEPTIONS; NO PYRAMIDING.
Time and one half (1-1/2) will be paid:
       (a) for all hours worked in excess of eight (8) hours in any one working day;

       (b) for all hours worked in excess of forty (40) in any calendar week;

       (c)     for all hours worked on Saturday;

       (d) for all hours worked before or after the regular starting or quitting time of the scheduled shift;

       (e) for all work performed during a lunch period at the Company's request, unless the employee is permitted a lunch period during that shift within an hour of the regular lunch period.

       (f) The Company agrees to notify employees for Saturday overtime work by the end of the shift on the previous Thursday. Notice of daily overtime will be before the end of the shift on the day before except on Mondays and in cases of emergencies when notice may be given on the day the overtime is to be scheduled.

Double (2) time will be paid:
       (a)     for all hours worked on Sunday;
       (b) for all hours worked on any paid holiday hereinafter provided for.





                                     - 2 -
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                                                                    EXHIBIT 10.7



It is understood that service employees, such as heating and ventilating employees, engineers, and janitors, shall not receive time and one-half (1-1/2) for Saturday work and double (2) time for Sunday work, as such, but instead shall receive time and one-half (1-1/2) and double (2) time for hours worked on the sixth (6th) and seventh (7th) day respectively of their scheduled work week.

It is agreed that overtime payments provided for in this section shall not be pyramided.

An employee shall receive a ten-minute paid work break after working ten (10) hours when scheduled to work twelve (12) continuous hours or more.

SECTION 4.04.  DIVISION OF OVERTIME.
Overtime work will be divided as equally as practical among employees in the same classification within the same department, provided this shall not be construed to prevent the completion of any job by employees engaged on such jobs. Employees will work overtime as scheduled and persistent refusal may result in disciplinary action; provided employees are not obligated to work more than 48 hours per payroll week, except as necessary to finish a regular straight-time scheduled shift. The Company is not obligated to offer any overtime work in a payroll week to employees who have worked 48 hours in that payroll week. An employee who is under warning in accordance with the Company's posted rules concerning absenteeism, tardiness, or early leaving, need not be assigned overtime. (The reasonableness of the Company rules is subject to the grievance procedure, as such rules may be revised from time to time.)

An employee may waive the 48-hour limit by notice to his supervisor, given not later than the end of the Monday shift in each payroll week. An employee who asks to be excused from working Saturday overtime shall be excused, if a replacement satisfactory to management is available to work. The employee
seeking to be excused shall be responsible to secure the replacement.   In such
cases, the excused employee will be charged with the hours worked, for overtime distribution purposes.

An employee who works past midnight Friday night on the second shift because of overtime or delayed start of the second shift will not be assigned day-shift Saturday overtime work, which he/she would otherwise be assigned, except by mutual agreement of the supervisor and the employee.

For the purposes of this Section, any employee who fails to work scheduled overtime shall be considered as having worked such scheduled overtime.

SECTION 4.05.  REPORTING PAY.
Any employee who reports for work at the start of his regular shift and who has not been notified not to so report, will be given four (4) hours of work or pay thereof at his regular straight-time hourly rate, provided that such employee shall perform such work as may be assigned to him/her and provided further that lack of work for such employee is not caused by conditions beyond the control of the Company.





                                     - 3 -
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                                                                    EXHIBIT 10.7

SECTION 4.06.  CALL BACK PAY.
Any employee who, having completed his regular shift and left the Company's premises, is called back to work, shall receive no less than four (4) hours of work or pay thereof at the applicable rate of overtime provided for in this Agreement, provided that if the employee completes the job for which he/she is called back in less than four (4) hours, he/she may elect to waive the provisions of this Section, in which event he/she will be paid only for the time actually worked.

                               ARTICLE 5:  WAGES
SECTION 5.01.  WAGE RATES.
Classifications, rate ranges, and rate increases to be provided during the life of this Agreement, are set forth in Schedule A attached hereto.

SECTION 5.02.  SHIFT PREMIUM.
A shift premium of sixty cents (60c.) will be paid for all hours worked on the second and third shifts, commencing January 29, 1995, it being understood that such shift premiums shall not apply to overtime hours worked on any shift, even though such hours fall within the scheduled hours of the succeeding shift. An employee who regularly works a second or third shift shall continue to receive his/her shift premium for any hours worked, regardless of the shift on which such work is performed, and shall receive the shift premium on holiday pay and vacation pay.

SECTION 5.03.  PAID LUNCH.
If a three-shift operation is scheduled, a twenty (20) minute paid lunch period shall be provided for on each shift, with pay to be calculated at straight-time hourly rates.

SECTION 5.04.  WAGE PROGRESSION.
There shall be a four-step rate progression for each job grade.
The progression shall be:

Start Rate     End of Probation Rate     Job Rate       Merit Rate

Employees shall receive not less than the Start Rate during their probationary period (defined in Section 8.02), not less than the End of Probation Rate upon successful completion of the probationary period, and not less than the Job Rate effective on the first anniversary of employment. The first review for merit pay consideration shall be made on the new employee's second anniversary of employment and annually thereafter; provided that, an employee who is determined not to qualify for a Merit Rate on annual review shall be re-reviewed six months later.

The Company shall not be prohibited from hiring new employees at greater than the Start Rate or from advancing any employees within the progression faster than is provided by the rate of progression outline above. Progression from the Job Rate to the Merit Rate shall be made on the basis of merit. Employees shall be advised by their supervisors regarding the results of merit reviews conducted. Any time that an employee is being interviewed regarding his/her individual merit review, he/she shall be advised that he/she may or may not have a steward present, as he/she chooses. An employee who achieves Merit Rate within a classification may not be reduced below that rate unless transferred to a job or classification other than the job or classification to which the Merit Rate applies, but may be subject to disciplinary action for failure to maintain a Merit-Rate-deserving level of performance.





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                                                                    EXHIBIT 10.7


Nothing herein contained shall prevent the Company from advancing an employee faster than is provided for above.

SECTION 5.05.  CREDIT UNION.
Employees may make deposits to the Zenith Credit Union by written authorization for payroll deduction, subject to the conditions set forth in the Letter of Understanding dated January 29, 1983.

                              ARTICLE 6:  HOLIDAYS
SECTION 6.01.  HOLIDAYS RECOGNIZED; ELIGIBILITY FOR HOLIDAY PAY.
Employees actually working for the Company at the time will be paid eight (8) hours pay at their regular straight-time hourly rate plus shift differential if applicable for any of the following holidays not worked:

               New Year's Day                        Day after Thanksgiving Day
               Good Friday                           Day before Christmas Day
               Memorial Day                          Christmas Day
               Independence Day                      New Year's Eve
               Labor Day                             Floating Holiday
               Thanksgiving Day

provided they have completed their probationary period and have worked their full scheduled shift the workday before and the workday after the holiday, unless excused from so working by the Company for unavoidable reasons, or unless excused for tardiness up to one (1) hour on the day before or day after, provided the employee has a satisfactory excuse for being tardy.

SECTION 6.02. OBSERVANCE OF HOLIDAYS DURING VACATION AND OF FLOATING HOLIDAY. Holidays falling within a vacation will be observed by the employee either on the Monday following or the Friday preceding the vacation, as arranged between the employee and his/her supervisor. The floating holiday will be observed on a day designated by the Company each year of the contract; provided, the designated day must be one of the workdays (Monday through Friday) during the week following Christmas each year.

SECTION 6.03.  WORKED HOLIDAYS.
Employees who work on any of the above holidays shall, in addition to their holiday pay, receive double (2) times for all hours so worked.

SECTION 6.04.  HOLIDAY OBSERVANCE DURING ILLNESS LEAVE.
 An employee who is off work for thirty (30) days or more due to personal illness shall receive holiday pay for each holiday falling within the first thirty (30) days of absence. The Company may deduct from such pay the per diem value of Sickness & Accident Benefits applicable to such days.





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                                                                    EXHIBIT 10.7

                             ARTICLE 7:  VACATIONS
SECTION 7.01.  ELIGIBILITY; AMOUNT.
Employees possessing seniority with the Company on their anniversary date of each calendar year will receive during such calendar year a vacation with pay on the following basis:

     Vacation                                                          Hours of
   As of Anniversary Date                                              Days                  Pay
   ----------------------                                              ----------            ---
 1 year but less than 2 years                                               5                   40
 2 years but less than 8 years                                             10                   80
 8 years but less than 16 years                                            15                  120
16 years but less than 17 years                                            16                  128
17 years but less than 18 years                                            17                  136
18 years but less than 19 years                                            18                  144
19 years but less than 20 years                                            19                  152
20 years but less than 25 years                                            20                  160
25 years or more                                                           25                  200

An employee who has not completed a minimum of one (1) year of active service shall not accrue a right to any vacation or vacation pay. Vacation pay shall include shift differential if applicable.

SECTION 7.02.  VACATION SCHEDULING.
The Company may in its discretion shut down the entire plant or any department thereof for vacation purposes, or may prepare a staggered vacation schedule, in which event senior employees will be given preference as to vacation time insofar as this is practical with production requirements.

Vacations will be scheduled during the calendar year, and, insofar as practical, the Company will give ninety (90) days advance notice of vacation schedules.

Employees who qualify for three weeks or more vacation may be able to schedule up to three weeks consecutively. If not taken consecutively, it will be taken subject to Company-employee agreement. Employees eligible for more than three weeks of vacation who are asked to work during the fourth and/or fifth vacation week may agree to work, or not, as they choose. If they agree to work, they will be paid at the rate applicable to the job performed.

SECTION 7.03.  LAID-OFF EMPLOYEES' VACATION PAY.
Any employee who is not actually working for the Company on his anniversary by reason of being on layoff, but who otherwise qualifies for vacation under the provisions of this Article, shall be paid a pro rata vacation based upon the relationship that the number of straight-time hours worked during the year preceding his anniversary date bears to 2080 hours; provided any employee with five (5) or more years of seniority who is laid off on his anniversary date, but who has performed active work within the calendar year, shall receive not less than two (2) weeks' vacation pay (or pay based on the pro rata formula, if greater in amount).





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                                                                    EXHIBIT 10.7

                             ARTICLE 8:  SENIORITY
SECTION 8.01.  DEFINITION; ABILITY REQUIREMENT.
Seniority is defined as length of continuous and unbroken service with the Company. In all applications of seniority, seniority shall control where the employee has the ability to satisfactorily perform the work. Ability to perform the work means that an employee already possesses the knowledge and skill to perform the work, needing only instruction for a brief period to familiarize himself/herself with the work to be performed and the equipment, if any, to be operated.

SECTION 8.02.  PROBATIONARY PERIOD.
Seniority (after satisfactory completion of a sixty (60) day probationary period) will be calculated from the employee's date of hire. During the probationary period the employee's retention shall be at the sole discretion of the Company.

SECTION 8.03.  LOSS OF SENIORITY.
An employee's seniority shall be broken if:

       (a)     he/she voluntarily quits;

       (b)     he/she is discharged for proper cause;

       (c) he/she fails to report for work within five (5) working days after notice of recall (following a layoff), which is sent by telegram or certified mail to the last known address appearing on the Company's records, or after personal notification of recall;

       (d) he/she overstays a leave of absence or takes other employment while on leave of absence, without consent of the Company;

       (e) he/she fails to report for work for three (3) consecutive working days without notifying the Company and without reason satisfactory to the Company;

       (f) he/she has not worked for the Company for a period equal to one-half (1/2) of his seniority. Responsibility to recall shall not exceed three (3) years. (Absence by reason of compensable illness or injury shall not be counted in applying paragraph "(f)"). Seniority shall continue to accumulate during any layoff.

SECTION 8.04.  LAYOFFS; RECALLS.
Plant-wide seniority shall be applied in accordance with Section 8.01 of this
Article in the event of layoffs, recalls and transfers in lieu of a layoff. Involuntary shift assignments will be made on the basis of reverse seniority among employees within the affected classification who have completed their probationary period in the classification.

An employee scheduled for layoff, pursuant to Section 8.04, shall receive notice thereof at least five (5) days in advance of the effective date of the layoff. In cases of layoff where bumping rights will occur, the notice to affected employees shall be five (5) days prior to the effective date. For this purpose, the "effective date" shall be the first day on which the employee does not work because of the layoff. This notice requirement shall not apply in cases of emergency, Acts of God, power failure or the like where the Company does not have sufficient advance notice of need for layoff. When notice is possible and not given, the affected employee shall receive pay in lieu of notice, equal to eight (8) hours per day.

                                                                    EXHIBIT 10.7


An employee may not "bump up" (seek or be granted a promotion to a higher-rated job classification by exercise of seniority) in connection with a layoff.

SECTION 8.05.  EMERGENCY LAYOFFS.
In case of emergency layoffs caused by circumstances beyond the control of the Company (not layoffs for lack of work), such layoffs may be made in accordance with Section 8.01 of this Article, but on the basis of classification seniority. Such layoffs shall not exceed ten (10) working days without reconsideration of the laid-off employees for transfer under preceding Section 8.04.

SECTION 8.06.  TRANSFER RATES.
       (a) LAYOFF CONDITIONS. Employees transferred by application of Sections 8.04 and 8.05 above to a job in a classification for which the Merit Rate is less than the rate they are receiving on the job from which they are transferred, will receive a rate equal to the average of rates paid to current incumbents in the classification; provided, if the employee has previously held the classification he/she shall be paid the current rate applicable to the progression level he/she previously attained therein. Employees so transferred to a classification for which the minimum of the range is more than they are receiving on the job from which they are transferred, will receive the minimum of the new classification, but will not be subject to the progression provisions of this Agreement until and unless such transfer is for a period in excess of seventeen (17) weeks. Separate periods of transfer may be accumulated to meet the 17-week periods provided that the employee bears responsibility for advising Management of the periods he/she wishes to have accumulated. Transfer periods of four (4) hours or more in one day shall be considered as a day of transfer.
       (b) OTHER CONDITIONS. Transfers made for the convenience of the Company in situations not involving a layoff, lack of work on an employee's regular job, or shift reassignment may be made without regard to seniority. An employee so transferred will be paid his regular hourly rate if transferred to a job in a classification for which the maximum of the range is less than he/she is receiving on his regular job. If so transferred to a job in a classification for which the minimum of the range is more than he/she is receiving on his regular job, he shall continue to receive his/her regular hourly rate for a period of four (4) full pay periods and thereafter shall receive the minimum of the classification to which so transferred, but will not become subject to the progression provisions of this Agreement beyond the minimum until and unless such transfer becomes permanent in nature, or until and unless such transfer continues for a period in excess of ten (10) weeks after the employee reaches the minimum of the range for the job to which he is transferred. An employee retransferred to the same job within two (2) pay periods after the end of a temporary transfer may count time spent during the first transfer toward meeting the four (4) and ten (10) week pay rules.

SECTION 8.07.  FILLING VACANCIES.
When a classification vacancy is to be filled, the Company will post a notice on the Bulletin Board for two (2) working days, identifying the classification rate range and expected initial assignment. Note: The Company shall have total freedom of assignment to jobs within the classifications and need not post openings for individual jobs therein.

                                                                    EXHIBIT 10.7

In the event a classification vacancy occurs by reason of the retirement, death, resignation, discharge, or permanent transfer of a current incumbent in that classification and the vacancy is not posted for bid within two (2) work weeks, management will, at the request of the Chief Steward, advise the union of its intentions respecting the vacancy - i.e., whether the vacancy will be posted at a later date, filled on a temporary basis, made part of a job combination or discontinued.

Any employee desiring to be considered for such vacancy shall notify his/her supervisor in writing within the two (2) working days posting period.

Consideration of applicants for the vacancy will be given in accordance with
Section 1 of this article but also, for purposes of this Section 8.07 only the term, "ability" shall be defined as in Section 8.01 and also shall mean that the employee under consideration has demonstrated the ability to work safely and reliably, with no attendance problems.

Consideration need not be given to applicants with less than 90 days service with the Company, or to applicants seeking a reduction in grade. In the event there are two or more applicants whose abilities to perform the work of the vacant position and qualifications are substantially similar, the senior applicant will be selected.

Any successful applicant will be considered as a probationary employee in the new position for four (4) full pay periods and during this period may be removed from the position at the Company's discretion. If so removed, he/she will be returned to his/her former position, if it is then in existence, and vacant, and if not, he/she will, if possible, be assigned to a position within his/her former classification; otherwise, to such position as may be available. During the four (4) full pay periods of probation in the new position, he/she shall receive his/her regular hourly rate on his/her former position, or a rate within the rate range for his/her new classification commensurate with his/her ability to satisfactorily perform the new position, and upon satisfactorily completing the probation in the new position, shall become subject to the progression provisions of this Agreement (he/she shall receive job rate effective ten (10) months after the transfer becomes permanent).

Vacancies existing by reason of increasing the work force will be posted. Any employee who desires to be considered for a vacancy in another department, in case of an increase in the work force in that department, shall submit a written request to the plant superintendent. Such requests will be considered in line with Section 8.01 of this Article plus ability to work safely and reliably with no attendance problems before new employees are hired. The vacancy of a successful transferee under this provision need not be posted, but shall be subject to this transfer request procedure.

Pending the posting period and the selection of the bidder, or in the event there is no successful bidder for the vacancy, the vacancy may be filled from any source, or posted as a trainee position. A successful bidder for a trainee position shall receive a rate no less than his previous rate and be advanced at a rate of five cents (5 cents) each thirty (30) days until he/she reaches the minimum for the position for which he/she is being trained, and thereafter shall be advanced in accordance with the progression schedule set forth in
Article V, Section 5.04. New employees hired as trainees will be similarly advanced from the hiring rate.

                                                                    EXHIBIT 10.7

SECTION 8.08.  SHIFT TRANSFER.
Upon written request, preference will be given as to permanent vacancies as between one shift and another on the basis of plant-wide seniority and the employee's ability to satisfactorily perform the work; it being understood, however, that in all such cases, the need for senior employees on any second or third shift shall be given full consideration in the making of any such transfers.

SECTION 8.09.  SENIORITY LISTS.
The Company will prepare and post a seniority list as of the date of this Agreement, with a copy to the Union. Grievances as to this list must be filed within five (5) days after posting and thereafter will be considered as correct. Thereafter the list will be made current every six (6) months.

SECTION 8.10.  LEAVES OF ABSENCE.
Upon application, in writing, for reasonable cause, leaves of absence will be granted, in writing, for periods not to exceed six (6) months. Leaves may be extended for similar periods upon written application and for reasonable cause.

The Company will advise the Union of any leaves granted or extended.

Seniority will continue to accumulate for a period of not to exceed one (1) year of any leave of absence.

Upon termination of any leave, the employee will be returned to his former position, if it is available, otherwise to a position as nearly equivalent as possible which he is able to satisfactorily perform.

SECTION 8.11.  STEWARDS' SENIORITY.
In order to assure continuity of employee representation during periods of layoff, the shop chairperson and shift stewards, (one shift steward per shift) during tenure in office, shall have top, plant-wide seniority for purposes of layoff, provided there is work available which they can perform. They must have two (2) years of natural seniority in order to qualify for top seniority and must be in active employment to exercise top seniority. A shift steward's top seniority will not be applicable other than on the shift for which he/she is steward.

                        ARTICLE 9:  GRIEVANCE PROCEDURE
SECTION 9.01.  PROCESSING OF GRIEVANCES.
Grievances shall be processed in accordance with the following procedure:

       Step 1. The grievance shall be presented verbally by the employee and/or the Union Steward to the employee's supervisor. If not satisfactorily settled, the grievance shall be reduced to writing and the supervisor shall note his answer on the grievance within three (3) working days after presentation; then,

       Step 2. The grievance shall be presented to the Superintendent by the employee and/or the Union Steward. The Superintendent shall note his answer on the grievance and the employee and/or the Union Steward shall note acceptance or rejection of the answer. If not satisfactorily settled in five (5) working days after presentation; then

                                                                    EXHIBIT 10.7

       Step 3. The grievance shall be presented to top management or its designated representative within ten (10) working days after presentation. This time limitation will be extended for a reasonable period at the request of either party.

SECTION 9.02.  ARBITRATION.

       (a) MATTERS SUBJECT TO ARBITRATION. Any grievance arising solely out of the interpretation or application of the terms of this Agreement as provided in paragraph 1 of this Article, concerning which a satisfactory settlement has failed to result following the above grievance procedure may be referred to an arbitrator agreed upon by the parties, provided that either party desiring arbitration notified the other party hereto in writing of such desire not later than ten (10) working days after the date of the Company's answer given in Step 3.
       (b) SELECTION OF AN ARBITRATOR. The Company and the Union shall endeavor to select a mutually agreeable impartial arbitrator, by each submitting to the other a list of not less than five (5) proposed arbitrators, within ten (10) working days after the date of notification of intent to arbitrate. In the event the Company and the Union are unable to agree upon an impartial arbitrator within fifteen (15) working days after each party has received the list of arbitrators, then the matter shall be submitted to the Federal Mediation and Conciliation Service requesting a list of five (5) arbitrators. The Union shall strike two (2) names and the Company shall then strike two (2) names from the list and the remaining arbitrator shall be deemed mutually agreed upon. Such arbitrator shall be notified by a joint letter requesting a mutually agreeable hearing date.
       (c) EFFECT OF AWARD; LIMITS UPON ARBITRATOR'S AUTHORITY. The award of the arbitrator shall be final and binding on the Company, the Union and the employee or employees involved, and shall be issued within thirty (30) days following the receipt of the post-hearing briefs of the parties (or the date of the hearing if no briefs are filed). The fee and expenses of the arbitrator shall be shared equally. The arbitrator shall have no right to amend, modify, nullify, ignore or add to the provisions of this Agreement. The arbitrator shall consider and decide only the grievance presented to him and his award shall be based solely upon the meaning or application of the terms or provisions of this Agreement; if the grievance does not present a question of interpretation or application of this Agreement, the arbitrator shall so rule and the matter shall not be further entertained by the arbitrator.

SECTION 9.03.  TIME LIMITS.
Grievances must be presented within five (5) working days after the cause of the grievances arises.

Any grievance not appealed from one Step of the grievance procedure to the next Step within five (5) working days after answer is given in the preceding Step shall be waived.

Notwithstanding the above, grievances relating to discipline or discharge or application of the seniority provisions of this Agreement must be presented within three (3) working days after the cause of the grievance arises and must be appealed from one Step of the grievance procedure to the next Step within two (2) working days after answer is given in the previous Step, or the grievance will be deemed waived. Such grievances shall be initially filed in the second Step of the grievance procedure.

                                                                    EXHIBIT 10.7

Failure of management's representatives to give answers within the time limitations set forth in Steps 1 and 2 is to be treated as a denial of the grievance.

SECTION 9.04.  REPRESENTATIVES DESIGNATED.
The Company will designate to the Union the foreman to whom grievances shall be presented and the Union will designate the Steward who is authorized to settle grievances with the Company.

SECTION 9.05.  PRESENTATION OF GRIEVANCES; DISCUSSIONS.
Grievances may be presented at any time, but prolonged discussions of any grievance shall be held outside of regular working hours whenever possible.

The Steward shall not lose any unnecessary time in the presentation of grievances during working hours and shall not leave his/her job for this purpose without notice to and permission from his/her supervisor, and shall report to the supervisor upon return to his job. Such permission shall not be unreasonably withheld.

                      ARTICLE 10:  NO STRIKE - NO LOCKOUT
It is agreed that there shall be no strike or other interference with production during the life of this Agreement.

Any employee engaging in such activities in violation of this Article shall be subject to immediate discipline or discharge, and grievances in connection with the imposition of such penalties shall be confined to the question of participation or promotion of such activity.

There shall be no lockout during the life of this Agreement.

                           ARTICLE 11:  MISCELLANEOUS
SECTION 11.01.  SAFETY AND HEALTH.
The Company will maintain reasonable safety conditions in accord with the local and state safety regulations. There will be a Safety Committee consisting of two (2) Union and two (2) Management employees who will meet bimonthly for review of safety conditions and to make recommendations, if any, to the Plant Manager or Industrial Relations Director.

The Company will provide reasonable safety and sanitary measures in the plant for the health and protection of its employees during working hours, and expects the cooperation of all employees in this respect.

In lieu of the prior glove plan, the Company, effective January 29, 1977, will provide up to 280 pairs of gloves per contract year for use by unit members on the job. Distribution will be made on the basis of need, through the supervisor.

                                                                    EXHIBIT 10.7

SECTION 11.02.  BULLETIN BOARD.
The Company will provide a Bulletin Board for the posting of official notices of Union activities. It is agreed that nothing of a provocative or argumentative nature, or derogatory to the Company or any employee, will be posted.

SECTION 11.03.  INCENTIVE PLAN.
It is agreed that nothing herein contained shall limit the Company's right to make such studies as may be necessary to prepare an incentive plan for submission to the Union for further negotiations during the life of this Agreement.

SECTION 11.04.  JURY DUTY LEAVE.
Any employee called for Jury Service will be paid the difference between his/her pay for such service and what he/she would have earned at work except for such service, limited, however, to eight (8) hours per day and forty (40) hours per week at his/her straight-time hourly rate. The employee will be required to present satisfactory evidence of the length of his/her service and the amount of pay he/she received from such service.

SECTION 11.05.  FUNERAL LEAVE.
An employee covered by this Agreement will be granted up to three (3) consecutive workdays' leave with pay at eight (8) times his straight-time hourly rate, in the event of death in his/her immediate family (father, mother, sister, brother, spouse, legal dependent child, or grand-parent) for the purpose of attending the funeral services. The employee will be granted up to one (1) workday leave, with pay, to attend the funeral of a mother-in-law, father-in-law, brother-in-law, sister-in-law, grandchild, step-child, step-parent or spouse's grandparent on the same basis. Such leaves of absence shall not include pay for Saturdays, Sundays or holidays. Evidence of the facts in any case must be furnished upon request of the Company.

In the case of up to three (3) day leaves, the leave will end on the day of the funeral, unless the funeral is held more than 200 miles from Lisle, in which case the leave will end on the next day after the funeral.

SECTION 11.06.  LATE REPORTING.
Deductions from pay because of late reporting shall be calculated in 1/10's of an hour.

                       ARTICLE 12:  MEDICAL EXPENSE PLAN
SECTION 12.01.  BENEFITS.
The Group Life, Sickness and Accident, Hospital/Surgical and Dental Indemnity Plans which shall be in effect during the life of this Agreement, are as indicated in Schedule B, attached hereto.

SECTION 12.02.  PAYMENT OF PREMIUMS.
Participation premium for the term of the agreement shall be:

Employee only                                           $20/month
Employee and one dependent                              $40/month
Family (employee and more than one dependent)           $60/month

                                                                    EXHIBIT 10.7

In the event of the death of an active employee with two (2) or more years of service, the Company will assume 70% of the charges which otherwise would be assessed surviving dependents for their continued participation in the Medical Expense Indemnity Plan under COBRA. The Company's obligation for the 70% co-payment shall be only in respect to surviving dependents who are eligible to elect COBRA continuation benefits because of the deceased employee's death and who duly elect such coverage, and shall expire upon expiration of the surviving dependents' eligibility for coverage under the Company Plan or after 18 months, whichever occurs first.

SECTION 12.03.  NATIONAL HEALTH INSURANCE.
In the event a mandatory national health insurance program is adopted, the Company Plan shall be adjusted to the extent necessary to integrate benefits and costs between those required by such national plan and those provided by the Company Plan. Integration shall be accomplished to avoid duplication of benefits and cost and shall be on the basis that the Company will assume any employee cost required by law to maintain benefits currently provided by the Company Plan, in excess of the present employee contribution; provided the Company's cost shall not exceed its cost of providing the current benefits.

                                                                    EXHIBIT 10.7

                             ARTICLE 13:  PENSIONS
SECTION 13.01.  CONTINUATION OF PLAN.
The Company and the Union agree to the Pension Agreement executed simultaneously with this Agreement for the term thereof. Monthly benefits shall be calculated in accordance with Schedule C.

SECTION 13.02.  RETIREE INSURANCE.
Employees who retire on pension paid by the Lockformer Pension Plan prior to age 65 will be allowed to continue participation in the Health and Welfare Plan until age 65 or until eligible for Medicare (or equivalent) whichever occurs first, at a premium contributory rate of 50% (excludes life, AD&D, dental).
The Company may change the insurance carrier, as long as the coverage remains equal to that applicable to the active employees. Retirees will continue to be subject to the same deductibles and co-payments as current and future active employees.

                             ARTICLE 14:  DURATION
This Agreement shall become effective as of 12:01 a.m., January 29, 1995, and shall remain in full force and effect until 11:59 p.m., January 29, 1998. At the end of said three (3) years, it shall be automatically renewed from year to year thereafter, unless either party notifies the other, in writing, not less than sixty (60) days prior to such termination date, of a desire to amend, alter, modify or terminate the Agreement.

The party receiving such notice shall have ten (10) days thereafter to similarly indicate its desire.

DISTRICT LODGE NO 8 OF THE
INTERNATIONAL ASSOCIATION
OF MACHINISTS AND AEROSPACE
WORKERS, AFL-CIO                                     THE LOCKFORMER COMPANY

 By: __________________________                       By: ______________________
        Walter Butts                                        K. John Del Vecchio

     __________________________                           ______________________
        Darryl Lee                                             Bruce Carmen


     __________________________                           ______________________
        Henry Province                                         Roberta Williams

     __________________________
        Ryan Wilder

                                                                    EXHIBIT 10.7


                            SCHEDULE A:  WAGE RATES
Each employee's hourly rate shall be increased by 3.5% effective January 29, 1995 and by 3% effective January 29, 1996 and by 3% effective January 29, 1997, compounded.

Effective on July 29 of 1995, 1996, and 1997, there shall be added to each employee's regular hourly rate a cost of living differential calculated by the following formula: one cent (1 cent) per hour for each full 0.4% annual change in the bureau of Labor Statistics Consumer Price Index (Chicago Metropolitan Area, All Items, 1967=100 CPI-W Index), over 4%, if any comparing the index figure for May of the adjustment year with the figure for June of the preceding year (e.g., May 1992 compared to June 1991 for the July 1992 adjustment). Fractions shall be rounded up.

For purposes of applying these adjustments, "regular hourly rate" shall mean an individual's regular hourly rate as of the date preceding each respective adjustment, exclusive of shift and other premiums but inclusive of prior COLA differentials. All employees on the payroll as of the date immediately preceding each increase will receive the increase.

Labor grade classification B utility machine operators who demonstrate the ability to perform all labor grade classification 5 machine operations and set-ups at the level, skill and efficiency of regular operators shall be paid a multiple skills differential of thirty cents (30 cents) an hour. A utility machine operator who can in addition demonstrate the same ability respecting labor grade classification B machine operations, shall be paid an additional fifteen cents (15 cents) an hour, for a total differential of forty-five cents (45 cents) an hour.

SCHEDULE OF RATES/CLASSIFICATIONS.
Revised hourly rates and classifications will commence February 1, 1995, are herewith attached. No employee shall suffer a rate reduction as a result of adopting the newly revised scheduled.

                                                                    EXHIBIT 10.7

                       SCHEDULE B :  MEDICAL EXPENSE INDEMNITY PLAN MODIFICATION

          Benefit                             Effective Date                  Modification

1.     Life Insurance                         February 1, 1994                  $22,000



2.     Sickness and Accident

       Weekly Indemnity                       February 1, 1995             Increased to   $ 235
       ----------------                       ----------------             --------------------
       Weekly Indemnity                       February 1, 1996             Increased to   $ 240
       ----------------                       ----------------             --------------------
       Weekly Indemnity                       February 1, 1997             Increased to   $ 245
       ----------------                       ----------------             --------------------




3.        MEDICAL BENEFITS                      YOU PAY                     GENERAL PLAN LIMITS

          OFFICE VISIT CO-PAY                                                Office visit co-pay does not
                                                                             apply to deductible or out-of-
          -PPO Provider                         $10 per visit                pocket maximum.
          -Non-PPO Provider                     $15 per visit

          Medical Deductible to be paid         1995 -1996         1997      Fourth quarter carryover
          before the following benefits                                      deductible applies.  Common
          are paid.                                                          accident deductible waiver
                                                                             applies.
          -Per Individual per calendar             $200            $250
           year
          -Per Family per calendar year            $400            $500

                                                    PPO             NON-
                                                   PAYS          PPO PAYS **






                                                                    EXHIBIT 10.7

                         Allergy Test and injections            85%             75%

                         Ambulance Benefits                     85%             75%

                         Ambulatory/Outpatient Surgery          85%             75%
                         care
                                                                                            Includes a  CRNA.
                         Anesthesia:

                         -Inpatient                             85%             75%         Co-payment based upon the
                                                                                            facility used for surgery.
                         -Outpatient                            85%             75%

                         Birthing Center Care                   85%             75%

                         Durable Medical Equipment              85%             75%

                         Emergency Room:                                                    Calendar year deductible waived.

                         -Treatment within 72 hours of          85%             75%         $35 co-pay applies to facility
                         accident or for a life-                                            charge.
                         threatening condition

                         -Treatment for a non-life-             85%             75%         $70 co-pay applies to facility
                         threatening condition                                              charge.

                         Hospice Care                           85%             75%

                         Home Health Care Benefits              85%             75%         Limited to 120 days/illness -
                                                                                            must begin within 72 hours of
                                                                                            discharge from inpatient hospital
                                                                                            confinement.
                         Hospital Benefits:
                         -Inpatient                                                         Limited to semi-private room
                         -With Preadmission                     85%             75%         rate.
                         Certification
                         -Without Preadmission                  75%             65%         10% reduction penalty not applied
                         Certification                                                      to deductible or out-of-pocket
                                                                                            maximum.
                         -Outpatient                            85%             75%

                         In-Hospital Physician visits           85%             75%

                         Manual/Mechanical Manipulation         85%             75%         $15 office visit-co-pay.
                         spinal column
                         (Chiropractic)                                                     Limited to $500 paid/CAL YR.
                                                                                            Xrays covered under DXL benefit.
                         Mental Health and Chemical                                         Limited to $25,000 paid/lifetime.
                         Dependency

                         -Inpatient                                                         Limited to 30 days/CAL YR.
                         -With Preadmission                     85%             75%
                         Certification
                         -Without Preadmission                  75%             65%         10% reduction penalty not applied
                         Certification                                                      to deductible or out-of-pocket
                                                                                            maximum.

                         -Outpatient                            50%             50%         Limited to $3,000 paid/CAL Yr.

                         Nursing Care Facility Benefits         85%             75%         Must be admitted within 24 hours
                                                                                            of discharge from an inpatient
                                                                                            hospital confinement.  Limited to
                                                                                            50% of the prior hospital's semi-
                                                                                            private room rate.

                         Outpatient Diagnostic Xray &           85%             75%         Includes routine pap smears and
                         Lab Benefits                                                       mammograms.  Routine mammograms
                                                                                            limited to:
                                                                                            Age 35 to 50 - one/every other
                                                                                            CAL YR.
                                                                                            Age 50+ - one/CAL YR.

                             MEDICAL BENEFITS (cont'd)          PPO             NON-               GENERAL PLAN LIMITS
                                                                PAYS         PPO PAYS**




                                                                    EXHIBIT 10.7

                         Physician Office Calls
                         -At PPO Providers                      100%                        $10 office visit co-pay.

                         -At Non-PPO Providers                                  100%        $15 office visit co-pay.

                         Physical, Occupational,                85%             75%
                         Radiation Therapy
                         and Chemotherapy

                         Preadmission Testing                   85%             75%         Covered only on an outpatient
                                                                                            basis.

                         Physician's second opinion             85%             75%
                         (voluntary)

                         Private Duty Nursing                   85%             75%

                         Routine Physical                       100%            100%        Limited to $75 paid/CAL YR
                                                                                            including all related labs
                                                                                            and Xrays except pap smear
                                                                                            and mammogram.  Limited to
                                                                                            participants over age 40.
                         Surgery:
                         -Inpatient                             85%             75%         Hospital precertification
                         -Outpatient                            85%             75%         required.
                         -Oral Surgery                          85%             75%

                         Out-of-Pocket Medical Maximum                                      Excludes calendar deductibles,
                         You Must Pay:                                                      specific co-pays and hospital
                                                                                            admission penalty.
                         -Per Individual                       $1,250          $2,000

                         -Per Family                          $1,600           $3,000
                                                                1995
                                                              $1,800
                                                                1996
                                                              $2,000
                                                                1997

                         Maximum lifetime benefit                    $1,000,000

                         **Plan will pay at 80% (50% for outpatient mental health/chemical dependency) for covered charges incurred while traveling outside of the PPO area or where a PPO provider is not available through the network.

                                                           DENTAL & VISION BENEFITS SUMMARY
                                                                PLAN            YOU
                                                                PAYS            PAY

                         Dental Deductibles to be paid
                         before the following benefits
                         are paid:
                         -Per Individual Per CAL YR                             $25
                         -Per Family Per CAL YR                                 $75
                         Orthodontic Deductible:
                         -Per Individual lifetime                               $25

                         Dental Benefits:                                                   Limited to $1,500/CAL YR for
                                                                                            preventative, basic and major
                                                                                            benefits.

                         -Preventive Dental Benefits            100%             0%         Calendar year deductible waived

                         -Basic Dental benefits                 80%             20%
                         -Major Dental Benefits                 80%             20%
                         orthodontia Dental Benefits            50%             50%         Limited to $1,000 lifetime;
                                                                                            Limited to Dependent children
                                                                                            only.  Employee must be on the
                                                                                            plan for one year before
                                                                                            orthodontia benefits will be
                                                                                            payable for dependent children.


                                                                    EXHIBIT 10.7

                         Vision Benefits:
                         -Office call                           100%                        $15 office visit co-pay.
                                                                                            Calendar year deductible waived.
                                                                                            Limited to one visit/CAL YR.

                         -Eyeglass frames                       100%                        Calendar year deductible waived.
                                                                                            Limited to one frame/24 mos.
                                                                                            Limited to $50 paid/24 mos.

                         -Contact Lenses/Eyeglass Lenses        100%                        Calendar year deductible waived.
                                                                                            Limited to one frame/24 mos.
                                                                                            Allow one pair/CAL YR if for
                                                                                            prescription change.

                         Claim filing limit:                           One year from the date charges are incurred.

                         Pre-existing Condition Limitation:            12/6/12

                         Coordination of Benefits:                     Maintenance of Benefits (MOB)

                         Dependant Eligibility:                        Birth to age 19; full-time student to age 23

                         Prescription Drugs:                           Must be Submitted through Express Script.
                                                                       Prescription drugs are not covered under your medical
                                                                       plan, except during inpatient hospital confinement.

                         THIS BENEFIT SUMMARY IS AN OUTLINE OF THE PLAN'S BENEFITS AND DOES NOT CONTAIN ALL OF THE CONTRACT PROVISIONS AND LIMITATIONS. A FINALIZED VERSION OF THIS BENEFIT SUMMARY, AND A PLAN BOOKLET CONTAINING A MORE DETAILED DESCRIPTION OF THE PLAN, WILL BE DISTRIBUTED AT A LATER DATE. IN THE EVENT OF A CONFLICT BETWEEN THE BENEFIT SUMMARY AND PLAN DOCUMENT, THE PLAN DOCUMENT GOVERNS.



4. Cafeteria Benefits Plan - During the term of the Contract, the Company will maintain the cafeteria-type benefit plan, implemented during the prior contract.


5. Joint Committee - A joint committee will be established, to review operation of medical indemnity plans, calculation of COBRA rates and to recommend cost-containment measures.


6. Sick Days - Employees with one (1) year of service or more shall be eligible for one (l) sick day for every 26 consecutive weeks of perfect attendance. Any late, left early, non-continuous time or absence would interrupt the accrual period, except absences for vacation, holiday, funeral leave, jury duty or earned sick days. After each interruption, a new 26-week accrual period shall begin.

                                                                    EXHIBIT 10.7

                SCHEDULE C:  MONTHLY BENEFITS UNDER PENSION PLAN



The monthly benefits provided by the Pension Plan, subject to all other terms of the Plan, shall be calculated as follows with respect to retirements which commence after January 29, 1995 (see prior contract for benefits applicable to previous retirements):

(a)    for each year of credited
       service accrued prior to
       January 29, 1978 . . . . . . . . . . . . . . . . . . . . . . . . .  $ 5.00
                                                                           ------

(b)    For each year of credited
       service accrued
       after     01/29/78 but before 01/29/81    8.00
                                                 ----
         "       01/29/81  "    "    02/01/83   11.00
                                                -----
         "       02/01/83  "    "    02/01/84   12.00
                                                -----
         "       02/01/84  "    "    02/01/85   13.00
                                                -----
         "       02/01/85  "    "    02/01/86   14.00
                                                -----
         "       02/01/86  "    "    02/01/88   16.00
                                                -----
         "       02/01/88  "    "    02/01/89   17.00
                                                -----
         "       02/01/89  "    "    02/01/90   18.00
                                                -----
         "       02/01/90  "    "    02/01/91   19.00
                                                -----
         "       02/01/91  "    "    02/01/92   20.00
                                                -----
         "       02/01/92  "    "           02/01/95  . . . . . . . . .  23.00
                                            --------                     -----
         "       02/01/95 . . . . . . . . . . . . . . . . . . . . . . .  25.00
        -------------------                                              -----

       to a maximum of 45 years' credited service effective 2/l/95.

                                                                    EXHIBIT 10.7

                      SCHEDULE  D:  MISCELLANEOUS BENEFITS


The Company will administer a non-contributory 401(K) Plan. The salary deferred contributions made by the employer represent money from the employees' annual gross pay and will become effective April 1, 1992.

All eligible employees of the Bargaining Unit shall be covered by the Met-Coil Employees Stock Ownership Plan (ESOP).

                                                                    EXHIBIT 10.7


District Lodge No. 8 of the
International Association of
Machinists and Aerospace
Workers, AFL-CIO


Re:    Payroll Deduction for
       Zenith Federal Credit Union

Dear Sirs:
This will confirm our agreement to honor payroll deduction authorizations submitted by employees who wish to make regular deposits to the Zenith Federal Credit Union. Effective date is June 3, 1983. The following will apply:
       a. each authorization, change or cancellation, must be in writing, signed and dated by the employee;

       b.        a whole dollar amount must be specified;

       c. deductions of the dollar amount specified will be made from each weekly pay of the employee and the amount of each deduction will be indicated on the check stub; the Company need not render any other accounting to the employee;

       d. the sums deducted from the pay of all participants during each calendar month will be accumulated and forwarded to the Credit Union by one (1) check mailed within ten (10) business days following the last day of such month, together with a listing of participants and the amount deducted on behalf of each;

       e. a notice of cancellation or change respecting an existing authorization, and submission of a new authorization, shall be in writing and shall be effective with respect to wages paid on the second pay date following submission of the notice or authorization;

       f. no change in the amount of the deduction authorized and no re-enrollment following cancellation will be honored during the six month period following the effective date of the employee's most recent change or (re)enrollment authorization;

       g.        refunds will be made only through the Credit Union;

       h. the Credit Union and the Company shall each designate to the other, and to the Union, the name, title, and office of the individual(s) authorized to receive notices, to receive funds, and otherwise to act upon matters covered by this agreement;

                                                                    EXHIBIT 10.7


       i. any dispute arising regarding the Company's compliance with this agreement shall be resolved pursuant to the grievance-arbitration procedure contained in the Collective Bargaining Agreement;

       j. in the event the Company erroneously deducts more than the amount authorized, refund shall be made only through the Credit Union; in the event the Company erroneously deducts less than the amount authorized, no additional compensating deduction need be made from future wages unless so agreed by the Company and the employee.


Very truly yours,
THE LOCKFORMER COMPANY



By______________________________________________________
               Bruce Carmen



Confirmed:

IAMAW, District Lodge No. 8


By_________________________________________________
           Walter Butts

                                                                    EXHIBIT 10.7




District Lodge No. 8 of the
International Association of
Machinists and Aerospace Workers, AFL-CIO



Re:    Miscellaneous Matters

Gentlemen:
During negotiations for the Agreement dated January 29, 1995, the Company and Union agreed that resolution of certain issues be recorded by letter of understanding, as follows:
       1. ARTICLE 8, SECTION 8.01. The term "brief period" as used in this provision shall mean not more than one shift for all jobs. An employee who feels that he/she was not offered a fair opportunity to demonstrate his/her ability within the time period provided herein may appeal for a review by the Vice-President of Operations or his designee.
       2. SAFETY PROTECTIVE CLOTHING. The parties agreed generally that some jobs may warrant additional safety protective clothing. Questions regarding the number of such jobs, the type of gear required, and the means and basis of providing same, will be resolved by the safety committee as provided by Article 11,
                 Section 1 (formerly Section 8 of Article 11)
       3. PROBATIONARY PERIOD. In the event the Company is unable completely to evaluate a new employee's suitability for permanent employment during the normal probationary period, for example, due to excusable absence or lack of representative work, the Company may request that the time be extended and the Union shall give such requests good faith consideration. Any extension, however, shall not be effective unless acknowledged in writing by the Company and by the Union Steward.
       4. CROSS-TRAINING. The Company and Union shall meet and confer regarding possibilities for cross-training of employees to perform more than one job, to the extent such cross-training is mutually advantageous. This understanding shall not serve to limit any rights or obligations which presently exist.
       5. MULTIPLE MACHINE OPERATORS. If an employee is working on multiple machines, he/she will be paid according to the machine which is in the highest labor grade classification.
       6. STARTING TIME. In those cases where first and second shifts are both working overtime, management will endeavor to schedule starting and quitting times for affected employees so as to distribute the burden of any abnormal work schedules as equally as practical between the two shifts, in an effort to prevent second shift from working past 2:00 a.m.
       7. SEVERANCE PAY. Effective February 1, 1995 through December 31, 1997, employees who are laid off permanently from active employment by the Company, as a result of a permanent plant closure, total sale of assets or sale of the plant to a purchaser unwilling to assume labor agreement substantially unchanged, shall receive severance payments in line with the following schedule:

                                                                    EXHIBIT 10.7


                 Total Years of Seniority At Time of Separation            Severance Payment

                 More than 25 Years                                        200 Hours Pay
                 More than 20, Less than 25 Years                          160 Hours Pay
                 More than 15, Less than 20 Years                          120 Hours Pay
                 More than 5, Less than 15 Years                            80 Hours Pay

       Receipt of severance pay terminates seniority and employment. Severance pay is conditioned upon working up to the time of release by the Company. This severance pay right obligation expires effective December 31, 1997 provided the Union has not, by this Agreement, waived its right to bargain over effects of post - December 31, 1997 plant shutdown, sale, transfer, etc. To be eligible for severance pay, an employee must have five years of service on the date of shutdown and must be in active service on day of shutdown or have been laid off, with recall rights, within six (6) months preceding shutdown.

Very truly yours,
THE LOCKFORMER COMPANY


By______________________________________________________
             Bruce Carmen




Confirmed:
IAMAW, District Lodge No. 8

By__________________________________________________
         Walter Butts

                                                                    EXHIBIT 10.7

            CLASSIFICATION & RATE RANGES EFFECTIVE JANUARY 29, 1995

                                         START           END OF          JOB RATE      MERIT RATE       CLASS
                                         -----           ------          --------      ----------       -----
                                                        PROBATION
                                                        ---------
ELECTRO-MECHANICAL ASSEMBLER
MACHINE MAINT. NUMERICAL CNTRL.
EXPER. SPEC. MACH. FINAL ANLZR.
ENGINE LATHE ROLL CUTTER......           12.93           15.13           17.34         17.93             A
------------------------                 -----           -----           -----         -----             -

A.S.M. SET-UP & OPERATE
ANY N.C. OR C.N.C. MACH.
SET-UP & OP. (KT'S/10 & 20 VC'S
1SC/TREE/BANDIT/CINCINNATI
GEAR HOBS SET-UP & OPERATE
EXPER. GEN. ASSY. -FINAL
GRINDER - INTERNAL/EXTERNAL
SET-UP & OPERATE
ENGINE LATHE SET-UP & OPERATE
UTILITY MACHINE SET-UP & OPERATE
TOOL CRIB ATTENDANT/TOOL GRINDER
SHEET METAL SET-UP & OPERATE
TURRET LATHE SET-UP & OPERATE...         12.36           14.27           16.20         16.75             B
-----------------------------            -----           -----           -----         -----             -


ELECTRO-MECHANICAL SUB-ASSEMBLER
HEAT TREAT OP. & MAINT. INSPECTOR
MILLING MACHINE SET-UP & OPERATE
EXPER. GEN. ASSY. -SUB.
WELDER ARC & ACETYLENE
BUILDING & MACHINE MAINT. (A)
TRACER LATHE SET-UP & OPERATE...         11.44           13.42           15.41         16.00             C
-----------------------------            -----           -----           -----         -----             -

FINAL ASSEMBLER
A.S.M. HELPER/OPERATOR
K.T. 180 HELPER/OPERATOR
MATTISON GRINDER
ENGINE LATHE/ SIZING
DRILL PRESS (SING./MULT./RADIAL)
SET-UP & OPERATE
SAW SET-UP & OPERATE
SPRAY PAINTER/DEGREASER
SHIPPING & RECEIVING CLERK......         10.13           11.72           13.30         13.91             D
--------------------------               -----           -----           -----         -----             -


BROACH & HANDMILL SET-UP & OP.
SUB-ASSEMBLER
STRAIGHTENER & STAMPER..........          9.53           10.98           12.42         12.96             E
----------------------                   -----           -----           -----         -----             -


ROUGH GRINDER/BUFFING
MATERIAL HANDLER
SWEEPER/JANITORIAL
GENERAL SHOP LABOR/UNSKILLED
MACHINE OPERATOR/UNSKILLED......          6.86            9.44           12.01         12.29             F
--------------------------               -----           -----           -----         -----             -


                                                                    EXHIBIT 10.7

            CLASSIFICATION & RATE RANGES EFFECTIVE JANUARY 29, 1996

                                         START           END OF          JOB RATE      MERIT RATE       CLASS
                                         -----           ------          --------      ----------       -----
                                                        PROBATION
                                                        ---------
ELECTRO-MECHANICAL ASSEMBLER
MACHINE MAINT. NUMERICAL CNTRL.
EXPER. SPEC. MACH. FINAL ANLZR.
ENGINE LATHE ROLL CUTTER......           13.31           15.59           17.86         18.46             A
------------------------                 -----           -----           -----         -----             -

A.S.M. SET-UP & OPERATE
ANY N.C. OR C.N.C. MACH.
SET-UP & OP. (KT'S/10 & 20 VC'S
1SC/TREE/BANDIT/CINCINNATI
GEAR HOBS SET-UP & OPERATE
EXPER. GEN. ASSY. -FINAL
GRINDER - INTERNAL/EXTERNAL
SET-UP & OPERATE
ENGINE LATHE SET-UP & OPERATE
UTILITY MACHINE SET-UP & OPERATE
TOOL CRIB ATTENDANT/TOOL GRINDER
SHEET METAL SET-UP & OPERATE
TURRET LATHE SET-UP & OPERATE...         12.73           14.40           16.68         17.25             B
-----------------------------            -----           -----           -----         -----             -


ELECTRO-MECHANICAL SUB-ASSEMBLER
HEAT TREAT OP. & MAINT. INSPECTOR
MILLING MACHINE SET-UP & OPERATE
EXPER. GEN. ASSY. -SUB.
WELDER ARC & ACETYLENE
BUILDING & MACHINE MAINT. (A)
TRACER LATHE SET-UP & OPERATE...         11.78           13.83           15.87         16.48             C
-----------------------------            -----           -----           -----         -----             -

FINAL ASSEMBLER
A.S.M. HELPER/OPERATOR
K.T. 180 HELPER/OPERATOR
MATTISON GRINDER
ENGINE LATHE/ SIZING
DRILL PRESS (SING./MULT./RADIAL)
SET-UP & OPERATE
SAW SET-UP & OPERATE
SPRAY PAINTER/DEGREASER
SHIPPING & RECEIVING CLERK......         10.44           12.07           13.70         14.33             D
--------------------------               -----           -----           -----         -----             -


BROACH & HANDMILL SET-UP & OP.
SUB-ASSEMBLER
STRAIGHTENER & STAMPER..........          9.82           11.31           12.79         13.35             E
----------------------                   -----           -----           -----         -----             -


ROUGH GRINDER/BUFFING
MATERIAL HANDLER
SWEEPER/JANITORIAL
GENERAL SHOP LABOR/UNSKILLED
MACHINE OPERATOR/UNSKILLED......          7.07            9.72           12.37         12.65             F
--------------------------               -----           -----           -----         -----             -



                                                                    EXHIBIT 10.7

            CLASSIFICATION & RATE RANGES EFFECTIVE JANUARY 29, 1997

                                         START           END OF          JOB RATE      MERIT RATE       CLASS
                                         -----           ------          --------      ----------       -----
                                                        PROBATION
                                                        ---------
ELECTRO-MECHANICAL ASSEMBLER
MACHINE MAINT. NUMERICAL CNTRL.
EXPER. SPEC. MACH. FINAL ANLZR.
ENGINE LATHE ROLL CUTTER......           13.71           16.05           18.39         19.02             A
------------------------                 -----           -----           -----         -----             -

A.S.M. SET-UP & OPERATE
ANY N.C. OR C.N.C. MACH.
SET-UP & OP. (KT'S/10 & 20 VC'S
1SC/TREE/BANDIT/CINCINNATI
GEAR HOBS SET-UP & OPERATE
EXPER. GEN. ASSY. -FINAL
GRINDER - INTERNAL/EXTERNAL
SET-UP & OPERATE
ENGINE LATHE SET-UP & OPERATE
UTILITY MACHINE SET-UP & OPERATE
TOOL CRIB ATTENDANT/TOOL GRINDER
SHEET METAL SET-UP & OPERATE
TURRET LATHE SET-UP & OPERATE...         13.11           15.14           17.18         17.77             B
-----------------------------            -----           -----           -----         -----             -


ELECTRO-MECHANICAL SUB-ASSEMBLER
HEAT TREAT OP. & MAINT. INSPECTOR
MILLING MACHINE SET-UP & OPERATE
EXPER. GEN. ASSY. -SUB.
WELDER ARC & ACETYLENE
BUILDING & MACHINE MAINT. (A)
TRACER LATHE SET-UP & OPERATE...         12.13           14.24           16.35         16.98             C
-----------------------------            -----           -----           -----         -----             -

FINAL ASSEMBLER
A.S.M. HELPER/OPERATOR
K.T. 180 HELPER/OPERATOR
MATTISON GRINDER
ENGINE LATHE/ SIZING
DRILL PRESS (SING./MULT./RADIAL)
SET-UP & OPERATE
SAW SET-UP & OPERATE
SPRAY PAINTER/DEGREASER
SHIPPING & RECEIVING CLERK......         10.75           12.43           14.11         14.76             D
--------------------------               -----           -----           -----         -----             -


BROACH & HANDMILL SET-UP & OP.
SUB-ASSEMBLER
STRAIGHTENER & STAMPER..........         10.11           11.65           13.18         13.75             E
----------------------                   -----           -----           -----         -----             -


ROUGH GRINDER/BUFFING
MATERIAL HANDLER
SWEEPER/JANITORIAL
GENERAL SHOP LABOR/UNSKILLED
MACHINE OPERATOR/UNSKILLED......          7.28           10.01           12.74         13.03             F
--------------------------               -----           -----           -----         -----             -


                                                                    EXHIBIT 10.7

February 14, 1995

Walter Butts
Assistant Directing Business Representative
DISTRICT NO. 8
I.A.M.A.W., AFL-CIO, ISFL AND CFL

Letter of Understanding

Re:    Special Merit Rate for Employees assigned to set-up, operate and prove out the KT180 and 10/20 VC machines.

Dear Mr. Butts:

During the recently-concluded labor contract negotiations, the Union proposed that the jobs, "KT180 set-up, operate & prove out and 10/20 VC set-up, operate & prove out" be reclassified from Class B to Class A. Management declined to agree with that proposal. It was agreed, however, that employees assigned to the above jobs who had advanced to the Class B Merit Rate would be considered for an additional merit pay differential of $.50/hour in recognition of the skills needed to perform all aspects of those jobs at top efficiency, without assistance.

It was agreed that incumbents in the above jobs who currently are at the Merit Rate for Class B will be considered for the additional merit pay differential within three months after contract signing.

Please countersign and return the enclosed copy of this letter to indicate the Union's agreement to this understanding.


Very truly yours,


________________________________
Bruce W. Carmen
Vice President
The Lockformer Company

AGREED and ACCEPTED on behalf of
District 8, I.A.M.A.W.,
________________________________
Walter Butts
Assistant Director Business Representative
District No. 8
I.A.M.A.W., AFL-CIO, ISFL AND CFL